Exhibit 10.1

SOCIETY PASS INCORPORATED

Common Stock

(par value $0.0001 per share)

Amendment No. 1 to the At-The-Market Issuance Sales Agreement

May 24, 2024

Ascendiant Capital Markets, LLC

110 Front Street, Suite 300

Jupiter, FL 33477

Ladies and Gentlemen:

Reference is made to the At-The-Market Issuance Sales Agreement, dated August 21, 2023 (the “Agreement”), by and between Society Pass Incorporated, a Nevada corporation (the “Company”), and Ascendiant Capital Markets, LLC (the “Agent”). The Company and the Agent (collectively, the “Parties”) wish to amend the Agreement, pursuant to Section 17 of the Agreement, to reduce the aggregate offering price under the Agreement (this “Amendment”). The Parties therefore hereby agree as follows:

1. Issuance and Sale of Shares. The first paragraph of Section 1 of the Agreement is hereby amended and restated in its entirety to read as follows:

The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell to or through Ascendiant, acting as agent and/or principal, shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $1,138,282 (the “Placement Shares”). The issuance and sale of the Placement Shares through Ascendiant will be effected pursuant to the Registration Statement to be filed by the Company and after such Registration Statement has been declared effective by the SEC, although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue the Placement Shares.

2. Agreement Remains in Effect. Except as provided herein, all provisions, terms and conditions of the Agreement shall remain in full force and effect. As amended hereby, the Agreement is ratified and confirmed in all respects.

Terms used herein but not otherwise defined are used herein as defined in the Agreement.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof; whereupon this instrument, along with all counterparts, will become a binding agreement by the Company and the Agent in accordance with its terms.

Very truly yours,

SOCIETY PASS INCORPORATED

By:	/s/ Raynauld Liang
Name:	Raynauld Liang
Title:	Chief Executive Officer

ACCEPTED as of the date first-above written:

ASCENDIANT CAPITAL MARKETS, LLC

By:	/s/ Bradley J. Wilhite
Name:	Bradley J. Wilhite
Title:	Managing Partner